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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Advanced Magnetics, Inc. on Form S-8 (File Nos. 33-8697, 33-13953, 33-40744, 33-46963, and 333-28417) of our report, dated November 6, 1997, on our audits of the financial statements of Advanced Magnetics, Inc. as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.

COOPERS & LYBRAND LLP

Boston, Massachusetts
December 19, 1997